Sub-Item 77I

Terms of New or Amended Securities

Dreyfus Premier Short-Intermediate Municipal Bond Fund

(the "Registrant")

Dreyfus Short-Intermediate Municipal Bond Fund

(the "Fund")

At the meeting held on March 1, 2017, the Board of Trustees of the Registrant approved the creation of Class T shares, a description of which appears in the document incorporated by reference below:

1.      The disclosure in the Fund's Class T Prospectus and the disclosure in the Fund's Statement of Additional Information are incorporated by reference to Post-Effective Amendment No. 55 to the Registrant's Registration Statement on Form N-1A, filed on March 22, 2017, effective as of March 31, 2017 ("Amendment No. 55").

2.      The disclosure in the Supplement to the Fund's Class T Prospectus dated March 31, 2017 filed on March 31, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

3.      The Registrant’s Certificate of Amendment, incorporated by reference to Exhibit (a)(iii) of Amendment No. 55.

4.      The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Amendment No. 55.